EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-112201, 333-165127 and 333-169337) of BCB Bancorp, Inc. of our report dated March 31, 2011, relating to the Company’s consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2010.

ParenteBeard LLC
Clark, New Jersey
March 31, 2011